UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       1  August 16, 2018  Eden Prairie, MN  Annual Stockholders Meeting

       2  Annual Stockholders Meeting  Mark GrossPresident & CEO

 UNFI and SVU Forward Looking StatementThis presentation (the “Presentation”) contains, and certain statements made by representatives of United Natural Foods, Inc. (“UNFI”) and SUPERVALU INC. (including any successor thereof, “SUPERVALU”, “SVU”, or the “Company”), and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. UNFI’s and SUPERVALU’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, UNFI’s and SUPERVALU’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside UNFI’s and SUPERVALU’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against UNFI or SUPERVALU following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of SUPERVALU or other conditions to closing in the merger agreement; (4) risks related to the financing of the transaction; (5) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the business combination; (8) risks related to the disruption of the transaction to SUPERVALU and its management; (9) the effect of announcement of the transaction on SUPERVALU’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (10) other risks and uncertainties identified in UNFI’s and SUPERVALU’s filings with the Securities and Exchange Commission (“SEC”). More information about other potential factors that could affect UNFI’s and SUPERVALU’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in UNFI’s Annual Report on Form 10-K for the fiscal year ended July 29, 2017 and SUPERVALU’s Report on Form 10-K for the fiscal year ended February 24, 2018, as amended, and any updates to those risk factors set forth in UNFI’s and SUPERVALU’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exclusive. UNFI and SUPERVALU caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UNFI and SUPERVALU do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.  3  statements  Forward-Looking

 Additional Information will be Filed with the SEC SUPERVALU plans to file with the SEC a proxy statement (the “Proxy Statement”) in connection with the proposed acquisition of SUPERVALU by UNFI (the “Proposed Transaction”), and SUPERVALU may file with the SEC other documents regarding the Proposed Transaction. The definitive Proxy Statement will be mailed to shareholders of SUPERVALU. SHAREHOLDERS OF SUPERVALU ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY SUPERVALU, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by SUPERVALU through the website maintained by the SEC at www.sec.gov. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to SUPERVALU INC., Investor Relations, P.O. Box 990, Minneapolis, MN 55344. Participants in the Solicitation UNFI, SUPERVALU and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SUPERVALU in respect of the Proposed Transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 2, 2018, and information regarding UNFI’s directors and executive officers is available in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on November 3, 2017. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.  4  Additional Information & Participants in the Solicitation

   5  Supervalu’s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). Certain items contained in this Presentation, including Adjusted EBITDA, are non-GAAP financial measures and are provided as a supplement and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. You are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measurements and items may be different from non-GAAP financial measures used by other companies.  Basis  of presentation  Management believes the measurements and items in such non-GAAP metrics are important measures of business performance that provide investors with useful supplemental information. Supervalu utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management uses certain non-GAAP measures as a compensation performance measure. Certain adjustments to our GAAP financial measures exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. The non-GAAP financial measures should be reviewed in conjunction with Supervalu‘s financial results reported in accordance with GAAP. Please refer to the Form 8-K filed with the Securities and Exchange Commission on April 24, 2018 for a reconciliation of all non-GAAP financial measures to a comparable GAAP measurement.

   6  Fiscal 2018 Review

   7  Total Sales ~ $14.2 billionAdjusted EBITDA of $478 millionEnded year with ~ $860 million of available liquidity  Refer to the Form 8-K filed with the Securities and Exchange Commission on April 24, 2018 for a reconciliation of Adjusted EBITDA.  Fiscal 2018  Financial  Highlights

     8    SUPERVALU Completes Acquisition of Unified Grocers    Jun. 23, 2017-- SUPERVALU INC. (NYSE: SVU) today announced it has completed the previously announced acquisition of Unified Grocers, Inc. in a transaction valued at $390 million, comprised of $114 million in cash to Unified Grocers’ shareholders for 100 percent of the outstanding stock of Unified Grocers plus the assumption and pay-off at closing of Unified Grocers’ net debt of approximately $276 million. “The completion of this transaction is a significant step forward for SUPERVALU and the growth of our wholesale business,” said Mark Gross, SUPERVALU’s President and Chief Executive Officer. “Our teams are fully engaged in the important work of integrating these two great organizations with a continued focus on delivering for our customers and stockholders. We’re excited about working with the many talented associates to supply and serve our expanded and highly diverse customer base.”   Acquisition of  Unified Grocers

     9    SUPERVALU Completes Acquisition of Associated Grocers of Florida    Dec. 8, 2017-- SUPERVALU INC. (NYSE: SVU) today announced it has completed the previously announced acquisition of Associated Grocers of Florida, Inc. in a transaction valued at approximately $193 million. Associated Grocers of Florida adds a dynamic grocery wholesaler to SUPERVALU’s growing national distribution network with annual sales of approximately $650 million in its last fiscal year as estimated under SUPERVALU’s accounting policies. This acquisition marks the second completed acquisition of 2017 for SUPERVALU as the Company continues to strategically invest in growing its wholesale business. “The addition of Associated Grocers of Florida is another important step on our journey to becoming the wholesaler of choice for grocery retailers,” said Mark Gross, SUPERVALU’s President and Chief Executive Officer. “AG of Florida has a tremendous retailer base across central and south Florida and we’ll immediately gain a vibrant group of customers as well as an ability to expand internationally with AG’s customers in territories that include the Caribbean, and Central and South America.”  Acquisition of  AG Florida

   10  Retail  Ended F18 operating three banners as part of continuing operationsFive consecutive quarters of sequentially improving ID salesNew stores and remodels at Cub and Hornbacher’s

     11    UNFI To Acquire SUPERVALU in Transformative Combination Creating North America’s Premier Food Wholesaler    Merger With  United Natural Foods  July 26, 2018 - PROVIDENCE, R.I. and MINNEAPOLIS, - United Natural Foods, Inc. (NASDAQ: UNFI) and SUPERVALU INC. (NYSE: SVU) today announced that they have entered into a definitive agreement under which UNFI will acquire SUPERVALU for $32.50 per share in cash, or approximately $2.9 billion, including the assumption of outstanding debt and liabilities. "The combination of UNFI and SUPERVALU provides a substantial premium and delivers certainty of value to our stockholders, meaningful benefits to our customers, expanded opportunities for our employees, and the ability for us and our vendors to efficiently serve a varied customer base," said Mark Gross, SUPERVALU's Chief Executive Officer.

Summary

- F18 built upon our transformation
- Acquired Unified Grocers
- Acquired AG Florida
- Announced merger with United Natural Foods

SUPERVALU

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13    Q&A

       14  August 16, 2018  Eden Prairie, MN  Annual Stockholders Meeting